UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2014

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Mr. John C. Rutherford, a member of MedAssets’ (the “Company”) Board of Directors (the “Board”) and the Audit Committee of the Board, has informed the Board that he plans to retire and will not stand for re-election at the Company’s Annual Meeting of Stockholders on June 12, 2014 (the “2014 Annual Meeting”). Mr. Rutherford will continue to serve as a member of the Board and the Audit Committee until the Company’s 2014 Annual Meeting and then will become a Director Emeritus. As Director Emeritus, Mr. Rutherford will be invited to attend meetings of the Board, but will not be entitled to vote on any matter presented to the Board. Mr. Rutherford’s decision to retire from the Board did not involve any disagreement with the Company, our management or the Board.

Mr. Rutherford has served as one of the Company’s directors since its inception in 1999; during that time he has served on the Compensation, Governance and Nominating, and Audit Committees of the Board. The Company and the Board thank Mr. Rutherford for his many years of dedicated service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

April 29, 2014	By:	/s/ Jonathan H. Glenn
	Name:	Jonathan H. Glenn
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary